EXHIBIT (a)(1)(iii)
                                                             -------------------

               NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION

                               GIBBS HOLDINGS, LLC

                          Notice of Guaranteed Delivery
            of Shares of Common Stock of Redwood Microcap Fund, Inc.
                    Pursuant to an Offer to Purchase for Cash
                    Redwood Microcap Fund, Inc. Common Stock
                     At a Purchase Price of $1.60 Per Share

This form, or a facsimile hereof, must be used to accept the offer if:

1. The certificates for your shares of common stock, par value $0.001 per share, of Redwood Microcap Fund, Inc. are not immediately available; or

2. Time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the expiration date, as defined in Section 1 of the Offer to Purchase dated April 25, 2005; or

3. The procedures for book-entry transfer cannot be completed on a timely basis.

This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail or facsimile transmission to the Depositary by the expiration date of the offer. See "Section 2. Procedure for Tendering Shares" in the Offer to Purchase.

                                   DEPOSITARY:

                        COMPUTERSHARE TRUST COMPANY, INC.
                        Facsimile Number: (303) 262-0606
                      Confirm by Telephone: (800) 962-4284

                        BY OVERNIGHT DELIVERY OR COURIER:
                             350 Indiana, Suite 850
                                Golden, CO 80401

                                    BY MAIL:
                                  P.O. Box 1596
                              Denver, CO 80201-1596

Delivery of this instrument to an address other than as set forth above or transmission via facsimile to a number other than as listed above does not constitute a valid delivery.

     Ladies and Gentlemen:

     The undersigned hereby tenders to Gibbs Holdings, LLC, an Oklahoma limited liability company ("Holdings"), at the price of $1.60 per share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the accompanying Offer to Purchase dated April 25, 2005, and the related Letter of Transmittal, which together constitute the "offer," receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, specified below pursuant to the guaranteed delivery procedure set forth under "Section 2. Procedure for Tendering Shares" in the Offer to Purchase.

     Please call the information agent for assistance in completing this form toll free at (580) 226-6700 ext 207.

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(1)  SHARES TENDERED

Number of shares tendered: __________ Certificate Nos. (if available): _________

[ ] Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:___________________________

Name(s) of Record Holder(s):___________________________________________________

Address:  _____________________________________________________________________

          _____________________________________________________________________

Area Code and Telephone Number:  (____) ____________

Social Security Number:  ___-__-____ or Employer Identification Number: ________

Dated:  ____________, 2005     _________________________________________________
                               Signatures

(2) GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States, hereby (i) represents that the undersigned has a net long position in shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of the shares into the depositary's account at The Depository Trust Company, pursuant to the procedures set forth under "Section 2. Procedure for Tendering Shares" in the Offer to Purchase, together with a properly completed and duly executed Letter of Transmittal, or facsimile thereof, with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three NYSE trading days after the date of execution hereof.

Name of Firm:  ____________________     ________________________________________
                                        (Authorized Signature)

                                        Name: __________________________________

                                              __________________________________

                                        Title:__________________________________

Address:  _________________________

___________________________________

___________________________________
City        State          Zip Code

Area Code and Tel. No.: ______________           Dated:  _________________, 2005

            DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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